EXHIBIT 10.1

GREYSTONE BUSINESS CREDIT II, L.L.C.

June 12, 2008

Marine Growth Finance & Charter, Inc.
Marine Growth Canada Ltd.
405-A Atlantis Road
Cape Canaveral, Florida 32920
Attn:  Craig Hodgkins, President

Fractional Marine, Inc.
405-A Atlantis Road
Cape Canaveral, Florida 32920
Attn:  Craig Hodgkins, President

Gentlemen:

Reference is made to (i) that certain Loan and Security Agreement dated March 26, 2007 among MARINE GROWTH FINANCE & CHARTER, INC., a Delaware corporation ("Marine Growth Finance"), MARINE GROWTH CANADA LTD., a company organized under the laws of the Province of British Columbia, Canada ("Marine Growth Canada"; and together with Marine Growth Finance, the "Marine Growth Borrowers") and GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company ("Lender") (as amended, restated, supplemented or otherwise modified from time to time, the "Marine Growth Loan Agreement"); and (ii) [the existing bareboat lease of the yacht Babe between Lender, as lessor, and Fractional Marine, Inc., a Delaware corporation, as lessee] (the "Fractional Lease").

1.    Additional Advances to the Marine Growth Borrowers.  As of May 1, 2008, the outstanding balance of the obligations owing to Lender under the Marine Growth Loan Agreement is $1,451,085.22 plus accrued interest.  Lender agrees to make additional advances to the Marine Growth Borrowers under the Marine Growth Loan Agreement to increase the aggregate loans outstanding thereunder up to the following (the "Marine Growth Commitment"): the lesser of (i) Seventy-two and one-half percent (72.5%) of the appraised fair market value of the yacht Aurora (net of appraisal, documentation and other related expenses) and (ii) $3,200,000.  The additional availability generated by such increased commitment shall be used as follows:

(a)  Lender has heretofore advanced $250,000 to the Marine Growth Borrowers, and such advanced amount has been used to repay indebtedness owed by the Marine Growth Borrowers to the Crivello Group, LLC, a Florida limited liability company (the "Crivello Group").

(b)  On or about May 30, 2008, Lender shall advance up to $625,000 to the Marine Growth Borrowers, to be used to repay indebtedness owing by them to the Crivello Group.

(c)  As soon as practicable after receipt of a new appraisal of the Aurora, in form and substance satisfactory to Lender, and reflecting a fair market value for the Aurora sufficient to increase the Marine Growth Commitment to an amount in excess of the then-outstanding loans under the Marine Growth Loan Agreement, the remainder of such availability shall be used to repay indebtedness owing by them to the Crivello Group.

(d)  Any remaining unfunded availability may be used as working capital in the operation of the time-share business for the Aurora.

All such advances shall be structured and documented in a manner acceptable to Lender in its sole discretion.

2.    Reappraisals of the Aurora.  Lender shall have the right to have the Aurora reappraised, at the cost of the Marine Growth Borrowers, at twelve (12) month intervals.  If any such appraisal reflects an increase in the fair market value of the Aurora, Lender may, in its discretion, increase the amount of the Marine Growth Commitment.  In the event that any such appraisal reflects a decrease in the fair market value of the Aurora that creates an overadvance under the Marine Growth Loan Agreement, then such overadvance shall be repayable in six (6) equal installments payable on the first day of each month, commencing with the immediately following month.

3.    Repayment of Obligations.  Interest only on all obligations owing under the Marine Growth Loan Agreement, at the rate currently provided in the Marine Growth Loan Agreement, shall be payable for twelve (12) months, payable on the 15th day of each month, commencing June 15, 2008.  Principal on the loans shall be payable in forty-eight (48) equal consecutive monthly installments, payable on the 15th day of each month, commencing October 15, 2008.  In addition, all net time-share revenues generated by the Aurora shall be applied as mandatory prepayments to reduce principal on such loan pursuant to release prices agreed upon by Lender and the Marine Growth Borrowers.

4.    Fractional Marine, Inc.  On or before July 1, 2008, the Fractional Lease shall be extinguished, title to the Babe shall be transferred to Fractional, and Lender shall make a loan to Fractional on the following terms (evidenced by a Loan and Security Agreement (the "Fractional Loan Agreement"):

(a)  Amount.  The principal balance shall be reduced to $2,400,000 plus expenses, which includes an additional advance to be made to Fractional in the amount of $50,000 (of which $40,100.53 has been advanced by Lender prior to the date hereof) to cover estimated new expenses relating to the Babe.

(b)  Repayment.  Interest only on the loan, at Lender's cost of funds for this loan, shall be payable on the fifteenth day of each month commencing June 15, 2008.  Principal on the loan shall be payable in forty-eight (48) equal consecutive monthly installments, payable on the fifteenth day of each month, commencing October 15, 2008, plus accrued interest.

(c)  Cross-collateralization, Etc.  The Fractional Loan Agreement shall provide that (i) the collateral thereunder shall also secure the obligations under the Marine Growth Loan Agreement and (ii) a default under the Marine Growth Loan Agreement shall also constitute a default under the Fractional Loan Agreement.

(d)  Sale.  In the event of a sale or other disposition of the Babe for an amount (net of expenses) less than $2,400,000, the deficiency shall be payable by Fractional in twenty-four (24) equal monthly installments, payable on the fifteenth day of each month, commencing with the month after the month in which the sale or other disposition occurs, together with interest on the unpaid balance outstanding from time to time at the rate provided in the Fractional Loan Agreement.  Notwithstanding the foregoing, in the event that the Babe is not sold on or before October 15, 2008, then, in addition to any other amounts required to be paid to Lender, Fractional shall make a mandatory prepayment to Lender in the amount of Five Hundred Thousand Dollars ($500,000), payable in twenty-four (24) equal consecutive monthly installments, payable on the fifteenth day of each month, commencing October 15, 2008.  In the event of a sale of the Babe after October 15, 2008, such installments shall be adjusted pro rata over the remainder of such 24-month period to cover the actual deficiency remaining after such sale.

All such advances shall be structured and documented in a manner acceptable to Lender in its sole discretion,

5.    Cross-collateralization, Etc. Effective immediately, (i) the collateral securing the obligations under the Marine Growth Loan Agreement shall also secure the obligations under the Fractional Lease, as well as all obligations under the Fractional Loan Agreement once the Fractional Lease is restructured as a loan and (ii) a default under the Marine Growth Loan Agreement shall also constitute a default under the Fractional Lease, as well as a default under the Fractional Loan Agreement once the Fractional Lease is restructured as a loan.  Promptly after the date hereof, the Marine Growth Loan Agreement shall be amended to reflect such cross-collateralization and cross-default; provided, that such cross-collateralization and cross-default shall be effective immediately upon execution of this Agreement, notwithstanding the fact that such amendment shall not have been executed as of the date hereof. For purposes hereof, Fractional shall be deemed to be an Affiliate of the Marine Growth Borrowers, as defined in the Marine Growth Loan Agreement.

6.    Potential New Time-Sharing Facility.  After the date hereof, Lender agrees to consider extending a new warehouse time-sharing credit facility to the Marine Growth Borrowers.  Lender's decision to extend such facility, and the amount and terms thereof, shall be based on due diligence to be conducted by Lender after the date hereof (including, without limitation, with respect the time-sharing business), all of which shall be in Lender's sole discretion (it being understood that Lender may decide in its discretion not to extend such facility).  In connection with such due diligence, the Individuals (as defined in the Titan Modification Agreement dated of even date herewith among Titan Global Holdings, Inc. and certain of its subsidiaries and affiliates, the Lender and certain other parties thereto) shall provide Lender with the names of other lenders that regularly make such time-sharing loans.

7.    Documentation.  Attached hereto as Exhibit A is a list of the documentation required to evidence the transaction described in this Agreement.  The Companies hereby agree to execute and deliver to such documentation within the applicable time periods specified in Exhibit A, and their failure to do so shall constitute an Event of Default under the Marine Growth Loan Agreement.

8.    Release.  On the date hereof, the Companies shall execute and deliver to the Lender a general release in the form attached hereto as Exhibit B.

9. Ratification of Loan Documents.  Except as expressly modified by, or pursuant to, this Letter Agreement, no other changes or modifications to the Loan Documents (as defined in the Marine Growth Loan Agreement) are intended or implied, and in all other respects the Loan Documents are hereby ratified, restated and confirmed by all parties hereto as of the effective date hereof and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. To the extent of any conflict between the terms of this Letter Agreement and the other Loan Documents, the terms of this Letter Agreement shall govern and control. This Letter Agreement supersedes all other agreements, written or oral, entered into among Lender and one or more of the Companies relating to the subject matter hereof.

This letter agreement shall be binding upon the successors and permitted assigns of the parties hereto.  None of the parties shall have any rights to assign their rights and interests hereunder without the prior written consent of the parties hereto.  This letter agreement may not be modified without the consent of the parties hereto and their permitted assigns.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one document.  Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission or electronic portable data format (i.e., pdf) shall be effective as delivery of a manually executed counterpart of this letter agreement.

This letter agreement shall be governed by the laws of the State of New York.

Please indicate your agreement and acceptance to the foregoing by signing below and returning this letter agreement to us.

GREYSTONE BUSINESS CREDIT II, L.L.C. By:____________________________________ Title:___________________________________

Agreed and Accepted MARINE GROWTH FINANCE & CHARTER, INC., a Delaware corporation By:____________________________________ Title:___________________________________

MARINE GROWTH CANADA, LTD., a company organized under the laws of the Province of British Columbia, Canada By:____________________________________ Title:___________________________________

FRACTIONAL MARINE, INC. a Delaware corporation By:____________________________________ Title:___________________________________

EXHIBIT A

I.	Documents to be delivered at closing

a.	Marine/Fractional Modification Agreement

i.	Legal Opinion from Sichenzia Ross Friedman Ference LLP

ii.	Organizational Documents and Secretary’s Certificates

b.	Release (as set forth on Exhibit B hereto)

c.	Appraisal of the Aurora

d.	Amendment to the Aurora ship mortgage, if any

II.	Documents to be delivered post-closing

a.	Amendment to Marine Growth Loan Agreement, covering the increased commitment, new payments and cross-collateralization

b.	Fractional Loan Agreement, and the related termination of the Babe bareboat lease

A-1

EXHIBIT B

[Form of General Release]

Reference is hereby made to (i) the Loan and Security Agreement dated March 26, 2007 among Marine Growth Finance & Charter, Inc., a Delaware corporation ("Marine Growth Finance"), Marine Growth Canada Ltd., a company organized under the laws of the Province of British Columbia, Canada ("Marine Growth Canada"; and together with Marine Growth Finance and Fractional, the "Marine Growth Borrowers") and Greystone Business Credit II, L.L.C., a Delaware limited liability company ("Lender") (as amended, restated, supplemented or otherwise modified from time to time, the "Marine Growth Loan Agreement"), (ii) the existing bareboat lease of the yacht Babe between Lender, as lessor, and Fractional Marine, Inc., a Delaware corporation, as lessee (the "Fractional Lease") and (iii) the Agreement of even date herewith (the "Agreement") among the undersigned and Lender.

In consideration of the agreements of the Lender contained in the Marine Growth Loan Agreement, the Fractional Lease and the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned, on behalf of itself and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the undersigned and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which each of the undersigned or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Release, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Release, the Marine Growth Loan Agreement, the Fractional Lease or the other Loan Documents (as such terms may be defined in each of the Marine Growth Loan Agreement and the Fractional Lease) or the transactions thereunder.

Each of undersigned understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each of the undersigned hereby represents and warrants to the Lender that the execution, delivery, and performance of this Release are within its corporate or organizational powers, have been duly authorized by all necessary corporate or other organizational powers or action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties is or may be bound or affected.

Each of the undersigned agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed and delivered by their duly authorized officers as of this ___ day of June, 2008.

MARINE GROWTH FINANCE & CHARTER, INC.,
a Delaware corporation

By:____________________________________
Title:___________________________________

MARINE GROWTH CANADA, LTD., a company
organized under the laws of the Province of
British Columbia, Canada

By:____________________________________
Title:___________________________________

FRACTIONAL MARINE, INC. a Delaware corporation

By:____________________________________
Title:___________________________________

B-2

ACCEPTED AND ACKNOWLEDGED:

LENDER:

GREYSTONE BUSINESS CREDIT II, L.L.C., a Delaware limited liability company By:____________________________________ Title:___________________________________

B-3